Listing Report:Supplement No. 82 dated Oct 29, 2010 to Prospectus dated Jul 26, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 26, 2010 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 26, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 443110
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,700.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$303.08

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Nov-2000	Debt/Income ratio:	43%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	21 / 19	Length of status:	3y 3m
Amount delinquent:	$0	Total credit lines:	44	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$21,572	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	62%
		Homeownership:	Yes
Screen name:	blooming-peace8	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay Off Credit Cards
Purpose of loan:
This loan will be used to pay off my credit cards.

My financial situation:
I am a good candidate for this loan because I make my payments on time and have a stable job.

Monthly net income: $ 2,980 (plus $2,515 from spouse)

Monthly expenses: $
??Housing: $ 1,571
??Insurance: $?400
??Car expenses: $?950 (Gas, Auto Loans, Oil Changes, etc)
??Utilities: $?240
??Phone, cable, internet: $?260
??Food, entertainment: $?400
??Clothing, household expenses $?200
??Credit cards and other loans: $?850
??Other expenses: $ 500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 464764
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$271.42

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Nov-1995	Debt/Income ratio:	36%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	16 / 12	Length of status:	10y 3m
Amount delinquent:	$0	Total credit lines:	38	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$21,191	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	95%
		Homeownership:	Yes
Screen name:	avslover1	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	48 ( 100% )	640-659 (Latest)
Principal borrowed:	$6,500.00	< 31 days late:	0 ( 0% )	640-659 (Jul-2009) 560-579 (Mar-2008) 560-579 (Feb-2008) 660-679 (Jul-2007)
Principal balance:	$1,009.92	31+ days late:	0 ( 0% )
Total payments billed:	48
Description
clean up my act and pay off bills
Purpose of loan:
This loan will be used to? clean up my act and pay off some very high interest credit cards.

My financial situation:
I am a good candidate for this loan because?
this is will be my third loan with prosper and I have never been late.
Monthly net income: $ 3038.46

Monthly expenses: $
??Housing: $ 954.00
??Insurance: $ 400.00
??Car expenses: $ 200.00
??Utilities: $ 125.00
??Phone, cable, internet: $ 125.00
??Food, entertainment: $ 300.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $ 500.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 481456
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,700.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	28.55%	Starting borrower rate/APR:	29.55% / 33.15%	Starting monthly payment:	$240.57

Auction yield range:	16.71% - 28.55%	Estimated loss impact:	19.97%
Lender servicing fee:	1.00%	Estimated return:	8.58%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jan-2003	Debt/Income ratio:	Not calculated
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	0y 2m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,915	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	89%
		Homeownership:	No
Screen name:	goal-credit4	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Refinance my Auto Loan
Purpose of loan:
To refinance my car loan; I currently own $6700 with 18 months left, monthly payment of $390. Refinancing this loan will bring down my monthly payment to $200-$250, at the same time I can cut down on my car insurance from full coverage to liability since prosper is a private lender. That?s another saving of $100 - $150. If this works out I?ll be able to cut down my monthly expenses & the extra money been saved can be use to pay off a few credit cards. I?m not asking for the full amount, I?m asking for $5700, the difference I?ll paid for it. ???

My financial situation:
I'm in fair financial situation, my expenses just went up. i just had another kid, 20 days old son. that's why I'm trying to cut down my expenses, with your help things are going to work out. thanks.

Monthly net income: $3200

Monthly expenses: $
??Housing: $ 600
??Insurance: $330
??Car expenses: $390
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $550
??Clothing, household expenses $500
??Credit cards and other loans: $ 450
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 481678
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%

Starting lender yield:	10.71%	Starting borrower rate/APR:	11.71% / 17.21%	Starting monthly payment:	$33.08

Auction yield range:	10.71% - 10.71%	Estimated loss impact:	11.02%
Lender servicing fee:	1.00%	Estimated return:	-0.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jul-2008	Debt/Income ratio:	Not calculated
Credit score:	740-759 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Not employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	0y 2m
Amount delinquent:	$0	Total credit lines:	4	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$83
Delinquencies in last 7y:	0	Bankcard utilization:	1%
		Homeownership:	No
Screen name:	jkeller4000	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Improving Prosper Score
Purpose of loan:
Improve my prosper score

My financial situation:
I am in college living at home.? I had a job and so I have saved up. i want to improve my Prosper score so when i buy a house i will be able to get the down payment from prosper so i won't have to dig into my savings.

Monthly net income: $ 200? this is dividend income for stocks i own, this is more 600 quarterly,

Monthly expenses: $
??Housing: $ live at home
??Insurance: $ 0? i know i should get health insurance,
??Car expenses: $ i bike everywhere so maybe $20
? Utilities: $
??Phone, cable, internet: $ 53 cell phone
??Food, entertainment: $ 50, though most my food is paid for from my grandparents
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 0
??Other expenses: $ school, is paid for from financial aid and subsidized loans,
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 481844
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$67.85

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Jun-2006	Debt/Income ratio:	80%
Credit score:	700-719 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	3y 9m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,203	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	unequivocal-trade9	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Repairing Leak Under Kitchen Sink
Purpose of loan:
This loan will be used to repair a leak under the kitchen sink before it causes mold or mildew damage, which will be very costly.

My financial situation:
I am a good candidate for this loan because I pay all of my bills on time and have a secure guaranteed income through the US Military.

Monthly net income: $ 4286

Monthly expenses: $
??Housing: $ 1644
??Insurance: $ 90
??Car expenses: $ 348
??Utilities: $ 85
??Phone, cable, internet: $ 103
??Food, entertainment: $ 50
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 350
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 481976
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$291.65

Auction yield range:	13.71% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	May-2006	Debt/Income ratio:	42%
Credit score:	680-699 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 10	Length of status:	6y 7m
Amount delinquent:	$0	Total credit lines:	15	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,118	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	54%
		Homeownership:	No
Screen name:	principal-contributor	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
Is to consiladate some of my credit cards to have less bills to be paying each month

My financial situation:
I am never late paying any of my bills
I'm in so much debt for helping out my dad and sister
I just need someone to help me out

Monthly net income: $ 850-950 (if I get overtime it's on the higher end)

Monthly expenses: $
??Housing: $ 175
??Car expenses: $ gas 60 a month?
??Utilities: $ Split Bills so for me about 50 a month?
??Phone, cable, internet: $ 90
??Food, entertainment: $?Get?Most of my food free at work so about 30 a month/ Don't really go out because I can't afford to
??Credit cards and other loans: $?125
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 481982
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.70%

Starting lender yield:	22.40%	Starting borrower rate/APR:	23.40% / 26.86%	Starting monthly payment:	$233.51

Auction yield range:	7.71% - 22.40%	Estimated loss impact:	9.23%
Lender servicing fee:	1.00%	Estimated return:	13.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Nov-2002	Debt/Income ratio:	19%
Credit score:	780-799 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	5y 1m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,969	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	69%
		Homeownership:	Yes
Screen name:	jaybacks01	Borrower's state:	California	Borrower's group:	Vets helping Vets
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan:
This loan will be used to? Pay off my credit cards to consolidate my debt.

My financial situation:
I am a good candidate for this loan because?I have a good credit score and a good borrower that you can trust.?

Monthly net income: $
1,581.20 + 1,400.00( tips) = 2,981.20
Monthly expenses: $
??Housing: $ 1,000.00
??Insurance: $ 100.00
??Car expenses: $ 300.00
??Utilities: $152.00
??Phone, cable, internet: $ 170.00
??Food, entertainment: $200.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 198.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 481988
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.46%	Starting monthly payment:	$61.64

Auction yield range:	10.71% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jun-1994	Debt/Income ratio:	Not calculated
Credit score:	720-739 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	6 / 5	Length of status:	2y 0m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,444	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	8	Bankcard utilization:	34%
		Homeownership:	No
Screen name:	first-stylish-moola	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit card bills
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482000
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.95%

Starting lender yield:	7.00%	Starting borrower rate/APR:	8.00% / 10.08%	Starting monthly payment:	$109.68

Auction yield range:	5.71% - 7.00%	Estimated loss impact:	6.05%
Lender servicing fee:	1.00%	Estimated return:	0.95%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Oct-2002	Debt/Income ratio:	28%
Credit score:	720-739 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	0y 7m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$11,131	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	46%
		Homeownership:	No
Screen name:	Amor-Cacao	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pastry Chef trying to trim waste!
Purpose of loan:
This loan will be used to consolidate a high interest (23.9%) card down to lower interest.

My financial situation:
I am a good candidate for this loan because I have a stable job, run my own mail-order chocolate truffle company and have a very stable living arrangement for low cost.

Monthly net income: $ 1064

Monthly expenses: $ 1502
??Housing: $ 0
??Insurance: $ 96
??Car expenses: $ 338
??Utilities: $ 0
??Phone, cable, internet: $ 82
??Food, entertainment: $ 50
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 200
??Other expenses: $ Student Loan: $200
Child Support: $536
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482004
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,900.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$176.42

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Aug-2000	Debt/Income ratio:	28%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	12 / 9	Length of status:	4y 4m
Amount delinquent:	$457	Total credit lines:	28	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,431	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	7	Bankcard utilization:	55%
		Homeownership:	No
Screen name:	laz053	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	44 ( 100% )	640-659 (Latest)
Principal borrowed:	$6,500.00	< 31 days late:	0 ( 0% )	600-619 (Aug-2009) 600-619 (Jul-2009) 600-619 (Feb-2008) 600-619 (Jan-2008)
Principal balance:	$1,124.70	31+ days late:	0 ( 0% )
Total payments billed:	44
Description
3rd Loan with Prosper!! Never Late
The purpose of this loan is to help pay for my mothers medical bills and expenses. ?This past June she was diagnosed with Hodgkins Lymphoma. Since that time she has undergone eight chemotherapy treatments and will start Radiation soon after. Throughout this time she has had many medical bills pile up. I would love to take the burden away from her about worrying about finances at this stressful and difficult time. ?Please be confident that I will repay this loan with no problem. ?This will be my third loan and as you can see I have never been late on a payment. Thank you so much!

The delinquency that is showing up is paid in full. Just pulled a report and all accounts state PAID AS AGREED.

Monthly net income: $ 3400

?Housing: $. 300- live with sister
Insurance: $ 100
Car expenses: $420
Utilities: $
Phone, cable, internet: $. 120
Food, entertainment: $. 200 ??
Clothing, household expenses $. 200
Credit cards and other loans: $ 750

?? Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482006
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.95%

Starting lender yield:	10.00%	Starting borrower rate/APR:	11.00% / 13.12%	Starting monthly payment:	$294.65

Auction yield range:	5.71% - 10.00%	Estimated loss impact:	6.11%
Lender servicing fee:	1.00%	Estimated return:	3.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Apr-1994	Debt/Income ratio:	44%
Credit score:	760-779 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	12 / 11	Length of status:	10y 9m
Amount delinquent:	$0	Total credit lines:	22	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$16,735
Delinquencies in last 7y:	0	Bankcard utilization:	31%
		Homeownership:	No
Screen name:	compassion-prescription	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need to consolidate some debts
Purpose of loan:
This loan will be used to consolidate my debts

My financial situation:
I am a good candidate for this loan because I have a history of paying payments on time and have steady retirement income.

Monthly net income: $2,100

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482016
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$226.18

Auction yield range:	10.71% - 34.00%	Estimated loss impact:	11.67%
Lender servicing fee:	1.00%	Estimated return:	22.33%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-2006	Debt/Income ratio:	14%
Credit score:	760-779 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	1y 3m
Amount delinquent:	$0	Total credit lines:	5	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	Future-Media-Mogul	Borrower's state:	California	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Future Media Mogul w/Hot New Brand!
Purpose of loan:

Young entrepreneur is looking to buy his website & have it designed to launch the homepage for his brand name.

He's filming viral videos for youtube based on his character persona that past events in the spotlight created. From those national news headlines, he has media contacts to pitch an idea for a reality show & publish a book based on his story. He has the credibility & reputation to bring legitimacy & relevance to make this brand successful. The website will promote book excerpts, showcase his viral videos, post blogs, & allow scheduling of his specialized consulting services & speaking engagements. He has become a public figure as a guest speaker in front of Ethics & Law business students at universities, driving home the importance of character & integrity & the consequences of making poor judgments.? (Dr. Sean Jasso, professor at UC Riverside is pictured on the left, alongside our Media Mogul, with pictures from his recent speaking engagements).

If you contact us to sign our non-disclosure confidentiality agreement we can disclose his name, brand name, logos, & his Official Facebook Page, where you can see audience reviews posted on his wall & a lot more pictures. Otherwise we can give you all this info after the funding & purchase of the website if you wish to follow his success.

Our ability to repay this loan:

I?m his long-time girlfriend handling this stuff - we figured my credit is the better of the two. My Credit Score is 770I have NO debts now or ever, and no revolving balances, I've even refused to accept student loans!
We are both about to graduate. I have prospective job offerings already lined up to replace the part-time work I currently do. I'm about to make $2,100 a month & he is about to make up to $5,000 per lecture. Any revenue from the book deal, tv show or advertisers paying for him to promote on his twitter, facebook or youtube is bonus income
MINIMAL expenses such as gas & cell phone (we both still live at home FOR FREE so food, utilities,shelter are not expenses)I'd never put my building credit in jeopardy & he wouldn?t put his name, image or brand in jeopardy of tarnishing his reputation by defaulting either.?Please help him launch his dreams! More info & pictures on the profile page.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482022
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%

Starting lender yield:	31.35%	Starting borrower rate/APR:	32.35% / 36.01%	Starting monthly payment:	$328.12

Auction yield range:	13.71% - 31.35%	Estimated loss impact:	15.64%
Lender servicing fee:	1.00%	Estimated return:	15.71%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1992	Debt/Income ratio:	25%
Credit score:	680-699 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	10 / 10	Length of status:	12y 1m
Amount delinquent:	$0	Total credit lines:	45	Occupation:	Tradesman - Electri...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,077	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	55	Bankcard utilization:	73%
		Homeownership:	Yes
Screen name:	heartpounding-commitment	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	680-699 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	700-719 (Oct-2009)
Principal balance:	$701.94	31+ days late:	0 ( 0% )
Total payments billed:	12
Description
Consolidating Credit Cards
Purpose of loan:
This loan will be used to? consolidate credit cards into 1 lower payment

My financial situation:
I am a good candidate for this loan because? always pay my bills on time and I will be using automatic bank payment
Monthly net income: $ 5200
Monthly expenses: $
??Housing: $ 1288
??Insurance: $ 166
??Car expenses: $ 542
??Utilities: $ 300
??Phone, cable, internet: $ 200
??Food, entertainment: $ 500
??Clothing, household expenses $?200
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482024
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.60%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$226.18

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Jun-1991	Debt/Income ratio:	25%
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	8	Employment status:	Other
Now delinquent:	1	Current / open credit lines:	10 / 8	Length of status:	15y 2m
Amount delinquent:	$0	Total credit lines:	49	Occupation:	Other
Public records last 12m / 10y:	0/ 2	Revolving credit balance:	$3,671	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	82	Bankcard utilization:	35%
		Homeownership:	No
Screen name:	stylish-income8	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Fertility Loan
Purpose of loan:
This loan will be used to? to begin fertility treatments for becoming parents

My financial situation:
I am a good candidate for this loan because? Because I am rebuilding my credit, and have been paying my bills on time for the last 3 years.?

Monthly net income: $ 6000

Monthly expenses: $
??Housing: $ 300
??Insurance: $ 200
??Car expenses: $ 530
??Utilities: $ 200
??Phone, cable, internet: $ 250
??Food, entertainment: $?300
??Clothing, household expenses $ 75
??Credit cards and other loans: $ 200
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482040
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.50%

Starting lender yield:	9.95%	Starting borrower rate/APR:	10.95% / 13.07%	Starting monthly payment:	$212.65

Auction yield range:	3.71% - 9.95%	Estimated loss impact:	3.53%
Lender servicing fee:	1.00%	Estimated return:	6.42%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Feb-1999	Debt/Income ratio:	12%
Credit score:	720-739 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	4y 4m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,128	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	14	Bankcard utilization:	6%
		Homeownership:	No
Screen name:	precious-point	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Funding
Purpose of loan:
This loan will be used to grow my life long dream of owning/operating a business! I will also allocate the loan wisely to lower my bills, thus establishing and enhancing my credit score.

My financial situation:
I am a good candidate for this loan because I have the money and job to pay it back within a very short time frame.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482042
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.25%

Starting lender yield:	9.55%	Starting borrower rate/APR:	10.55% / 12.66%	Starting monthly payment:	$162.63

Auction yield range:	3.71% - 9.55%	Estimated loss impact:	3.28%
Lender servicing fee:	1.00%	Estimated return:	6.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Sep-1983	Debt/Income ratio:	12%
Credit score:	740-759 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	6y 6m
Amount delinquent:	$0	Total credit lines:	30	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$17,400	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	71%
		Homeownership:	Yes
Screen name:	michiganwolverine	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 100% )	740-759 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	740-759 (Oct-2008)
Principal balance:	$221.48	31+ days late:	0 ( 0% )
Total payments billed:	24
Description
Dumping My High Interest Bank Card
Purpose of loan:
This loan will be used to?pay?down/off?my LAST REMAINING high-interest-rate credit card.?

My financial situation:
Over the last three years, I have reduced my credit card debt to ZERO on all my other cards other than this one.? (I'll still have mortgage and car, but my aim is no credit card balances.)

I am a good candidate for this loan because ...

?? 1)?? I am a repeat PROSPER customer with?NO MISSED OR LATE PAYMENTS
?? 2)?? I have a?STEADY job in my marketing profession +10 years
?? 3)?? I have taken firm control of my finances through cutting expenses and BUDGETING
?? 4)?? Once I've paid my debts, I plan to HELP OTHERS HELD HOSTAGE by criminally high credit card interest rates

This is my final step to rid myself of this?last?HIGH INTEREST RATE?obligation.

Thanks!

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482046
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,900.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.50%

Starting lender yield:	9.95%	Starting borrower rate/APR:	10.95% / 13.07%	Starting monthly payment:	$291.16

Auction yield range:	3.71% - 9.95%	Estimated loss impact:	3.53%
Lender servicing fee:	1.00%	Estimated return:	6.42%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Oct-1989	Debt/Income ratio:	20%
Credit score:	820-839 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	19y 1m
Amount delinquent:	$0	Total credit lines:	31	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$35,487	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	19%
		Homeownership:	Yes
Screen name:	whamo7	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Credit Card Debt
Purpose of loan:
This loan will be used to pay off a credit card debt for my small business.? My husband and I opened a retail store in 1991, a?custom picture?frame shop.? ?Even though I am up to date on all of my payments, the credit card companies have lowered our available credit to almost nothing and have increased the interest rates.? My husband has had some major medical expenses in the last few years, so all of our personal income has been going towards that. I applied recently for a larger Prosper loan?to?pay off 2 credit?cards, but I only got funded 99%.? So, I thought I would try again for just one card that is currently at 21.9%.

My financial situation:
I am a good candidate for this loan because I pay all of my debts, no matter what.? We have been? in business in the same location for 19 years.? Having made it through the last few years of the recession, I can see that business is picking up again.? I expect things to improve, but I need to get on the handle on the high interest rates. This card will be paid from the business account, but personally we have additional disability insurance income.?
Monthly net income: $ 5000 (after personal taxes)

Monthly expenses: $
??Housing: $ 1548
??Insurance: $ 300
??Car expenses: $ 400
??Utilities: $ 600
??Phone, cable, internet: $ 200
??Food, entertainment: $ 500
??Clothing, household expenses $ 200
??Credit cards and other loans: $?600
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482048
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,290.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$284.53

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jul-1984	Debt/Income ratio:	14%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 2	Length of status:	11y 7m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Clerical
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$3,956	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Bankcard utilization:	99%
		Homeownership:	No
Screen name:	epic-p2p5	Borrower's state:	Nebraska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help me pay off my debt
Purpose of loan:
Help us pay off?our credit card and other debts, please!?

My financial situation:
Please grant our bid request, as we pay our bills on time and pay extra whenever possible.? My husband's company made all of the employees take a 10% pay cut two years ago and it has never been reinstated.? We are trying to consolidate our bills, so that we can have some money left at the end of the month and be totally debt free in 3 years or less.? Our credit rating took a beating when the bank took our house 2 years ago because they wouldn't work with us at all and then sold it to someone else for much less than we owed.

We have?a daughter in high school getting ready for senior pictures and college.? Our other daughter and grandson live with us, too.

Monthly net income: $ 4,400.00

Monthly expenses: $ 3,996
??Housing: $ 1375????????
??Insurance: $?345
??Car expenses: $?160??
? Utilities: $ 259
??Phone, cable, internet: $ 297
??Food, entertainment: $ 750
??Clothing, household expenses $?135
??Credit cards and other loans: $ 510
??Other expenses: $ 165 (Doctor bill and prescriptions)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482054
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$179.48

Auction yield range:	13.71% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Sep-1995	Debt/Income ratio:	42%
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	8y 10m
Amount delinquent:	$0	Total credit lines:	15	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$25,753	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	91%
		Homeownership:	Yes
Screen name:	dinero-flag	Borrower's state:	Kansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit cards
Purpose of loan:
This loan will be used to pay down some credit card debt.?

My financial situation:
I am a good candidate for this loan because?
In 7+ years of owning two homes, I have never missed a payment. I have also had almost 2 years on a car loan and have not missed a payment. I have recently received a promotion?at a?company I have been with since 12/2001.?Our credit card debt was mostly accumulated over the last years due to the unexpected birth of premature twins and then medical complications with my wife.?

Monthly net income: $
About $4000 including my wife's income.
Monthly expenses: $
??Housing: $ 1565
??Insurance: $75
??Car expenses: $518
??Utilities: $ 125
??Phone, cable, internet: $100
??Food, entertainment: $ 600
??Clothing, household expenses $0
??Credit cards and other loans: $ about 300
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482056
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,400.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$153.80

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jul-1997	Debt/Income ratio:	25%
Credit score:	720-739 (Oct-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 7	Length of status:	11y 1m
Amount delinquent:	$0	Total credit lines:	31	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$45,678	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	87%
		Homeownership:	Yes
Screen name:	hardwired	Borrower's state:	Washington	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Remodel bathroom to eliminate mold
About me
Thanks for taking the time to view my request. We recently found mold in our basement bathroom which required us to strip everything out. We found several plumbing problems, and water damage. We have 4 children, and really need a functioning bathroom for the kids.

I will repay on time
I know prosper has classified me as high risk. I do however have a fairly decent credit score and I want to assure you that I have never missed a payment on any of my debts, ever. If you review my credit history you'll see that I haven't even been 30 days late before, ever! This loan with prosper will be no different. I won't miss a payment, and even plan to pay extra each month. If everything goes as planned I will have this paid off early, with help from my tax returns.

Employment
I have been in the same line of work since college, and have been with the same job for the past 12 years. My job is stable and I love what I do.

Monthly net income: $ 5600

Monthly expenses: $ 4800

Remaining monthly cash: $800

Debt
I made some poor investment choices in the past which has caused the current debt that I have. I am making extra large payments on all my balances, and have a personal plan to be debt free in 5 years, I am on track and have only 3 years 11 months remaining.

Thank you for your consideration!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482064
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.60%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$90.47

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Apr-2002	Debt/Income ratio:	Not calculated
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	6	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	0y 8m
Amount delinquent:	$0	Total credit lines:	9	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$18,491	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	83%
		Homeownership:	No
Screen name:	GVP	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Car Expenses
This loan will be used to pay off car expenses. I currently have a full time management job and am working pay off my debts. My vehicle has 120,000 miles on it and needs some serious repairs.

My financial situation:
My financial situation is good, I have a full time management job. I have never missed any payments.

Monthly net income: $3,800.00

Monthly expenses: $1880.00
??Housing: $900.00
??Insurance: $50.00
??Car expenses: None
??Utilities: $20.00
??Phone, cable, internet: $80.00
??Food, entertainment: $200.00
??Clothing, household expenses: 30.00
??Credit cards and other loans: $600.00
??Other expenses: None
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482066
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$226.18

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Jul-1987	Debt/Income ratio:	42%
Credit score:	680-699 (Oct-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	16 / 14	Length of status:	11y 8m
Amount delinquent:	$0	Total credit lines:	42	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$31,452	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	77%
		Homeownership:	Yes
Screen name:	thoughtful-p2p	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Short term cash flow
Purpose of loan:
This loan will be used to?pay a few current obligations and supplement cash flow for 3-4 months.?

My financial situation:
I am a good candidate for this loan because?
My Farmers Insurance Agency income will increase by approx. $3,000 per month in April-May 2011 when my third policy?renewal year comes up. Just need short term supplement.
Monthly net income: $
$8,350
Monthly expenses: $
??Housing: $ 2000 with tax and insurance
??Insurance: $ 170
??Car expenses: $ 1,121????
??Utilities: $ 685
??Phone, cable, internet: $ 350
??Food, entertainment: $ 800
??Clothing, household expenses $ 200
??Credit cards and other loans: $1,040
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482070
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.70%

Starting lender yield:	22.40%	Starting borrower rate/APR:	23.40% / 26.86%	Starting monthly payment:	$194.59

Auction yield range:	7.71% - 22.40%	Estimated loss impact:	9.23%
Lender servicing fee:	1.00%	Estimated return:	13.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jan-1990	Debt/Income ratio:	58%
Credit score:	780-799 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	17 / 10	Length of status:	4y 2m
Amount delinquent:	$0	Total credit lines:	25	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$34,579	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	39%
		Homeownership:	Yes
Screen name:	laudable-bazaar5	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help with moving expenses
Purpose of loan:
This loan will be used to help with moving expenses.? If we are able to sell our house in this tough market, I don't expect us to make any money at closing, so we will need help covering moving expenses.

My financial situation:
I am a good candidate for this loan because I have excellent credit and I always pay my bills on time and in full.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482080
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,400.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	16.71%	Starting borrower rate/APR:	17.71% / 21.06%	Starting monthly payment:	$194.44

Auction yield range:	16.71% - 16.71%	Estimated loss impact:	19.22%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Dec-2004	Debt/Income ratio:	22%
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 3	Length of status:	1y 6m
Amount delinquent:	$0	Total credit lines:	4	Occupation:	Tradesman - Mechani...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,247	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	88%
		Homeownership:	No
Screen name:	serene-worth13	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay off a high interest credit card
????I will use this loan to pay off a high interest credit card that I have. I am looking to save money by by lowering my interest and having a fixed monthly payment.?
????I have no problem of making my payments on time and for the required amount. I have never been late or missed any payments?towards my rent, car loan, or bills.?My decision to apply for a personal loan is the best option for me at this time. ??
????My work history is solid. My previous length of employment was 4 years with no gaps.?I?graduated college with a A.A degree and? earned?an?Automotive Master?Technician certificate. I am?currently employed as an automotive technician.
????Thank you for taking a look at my loan listing.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482104
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$135.71

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Nov-1998	Debt/Income ratio:	21%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	5 / 5	Length of status:	9y 3m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$622	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	21	Bankcard utilization:	86%
		Homeownership:	No
Screen name:	baton480	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off bills
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482110
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 21.35%	Starting monthly payment:	$253.07

Auction yield range:	16.71% - 17.00%	Estimated loss impact:	19.24%
Lender servicing fee:	1.00%	Estimated return:	-2.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jul-2000	Debt/Income ratio:	26%
Credit score:	680-699 (Oct-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	3y 5m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,947	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	58%
		Homeownership:	No
Screen name:	moola-dynamo1	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting Married in November!
Purpose of loan:
This loan will be used to pay for my wedding in November.

My financial situation:
I am a good candidate for this loan because I pay every bill on time each month and pay more than the minimum balance when I can.

Monthly net income: $3,546

Monthly expenses: $
??Housing: $530
??Insurance: $ 80
??Car expenses: $
??Utilities: $ 30
??Phone, cable, internet: $ 140
??Food, entertainment: $ 300
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 700
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482134
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$164.38

Auction yield range:	10.71% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jul-2008	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	2y 4m
Amount delinquent:	$0	Total credit lines:	2	Occupation:	Teacher's Aide
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$581	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	31%
		Homeownership:	No
Screen name:	yield-alien	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Improvements
Purpose of loan:
This loan will be used to?
The purpose of this loan is to make some minor business improvements to my business. I am in the animal care industry. Soon, I plan to go full-time. As of now I also work as a teacher's Aide.
My financial situation:
I am?a good candidate for this loan because?
My? financial siuation is great. My montly obligations are low and I make a decent income?from my job. Business is also increasing as well. My revenue and profit margins both have increased this past quarter.
Monthly net income: $ 2080 (Teacher's Aide)?

Monthly expenses: $
??Housing: $ 150
??Insurance: $ 137
??Car expenses: $ 0
??Utilities: $?70
??Phone, cable, internet: $ 80
??Food, entertainment: $ 0
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 100
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482140
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$308.20

Auction yield range:	10.71% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Apr-2006	Debt/Income ratio:	14%
Credit score:	740-759 (Oct-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	4y 8m
Amount delinquent:	$0	Total credit lines:	8	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	lovely-liberty	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Wardrobe, new furniture
Purpose of loan:
This loan will be used to purchase some winter attire and a new?living room set and tv.?

My financial situation:
I am a good candidate for this loan because i am to young to risk damaging my credit.

Monthly net income: $ 1700

Monthly expenses: $ 1000
??Housing: $ 500 (1000) split with roomate
??Insurance: $ paid every 6 months????????
??Car expenses: $ 200
??Utilities: $ 100
??Phone, cable, internet: $ 50
??Food, entertainment: $?100
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 40
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482170
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$67.85

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Dec-1991	Debt/Income ratio:	238%
Credit score:	720-739 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	3y 8m
Amount delinquent:	$0	Total credit lines:	40	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$1,447	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	14	Bankcard utilization:	6%
		Homeownership:	No
Screen name:	big10red	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Helping Family
Purpose of loan:
This loan will be used to help my daughter who has recently separated from her spouse.?

My financial situation:
I am a good candidate for this loan because I have a very secure job with a environmental firm and we do alot of work for the government.?My credit card?debit was really hight, but in the last 15 months I have finished paying off the cards and h ave learned from my mistakes. I am now trying to get my credit back and I would like very much to help my daughter.?

Monthly net income: $ 2800.00

Monthly expenses: $
??Housing: $ 250.00
??Insurance: $ 35.00
??Car expenses: $ 45.00
??Utilities: $ 89.00
??Phone, cable, internet: $ 65.00
??Food, entertainment: $ 240.00
??Clothing, household expenses $?50.00
??Credit cards and other loans: $ 280.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482182
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.25%

Starting lender yield:	7.00%	Starting borrower rate/APR:	8.00% / 10.08%	Starting monthly payment:	$235.02

Auction yield range:	3.71% - 7.00%	Estimated loss impact:	3.26%
Lender servicing fee:	1.00%	Estimated return:	3.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Sep-1995	Debt/Income ratio:	13%
Credit score:	740-759 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	3y 7m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Biologist
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,989	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	32%
		Homeownership:	No
Screen name:	dfgbio	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	45 ( 100% )	740-759 (Latest)
Principal borrowed:	$5,500.00	< 31 days late:	0 ( 0% )	720-739 (Sep-2009) 680-699 (Oct-2007)
Principal balance:	$644.03	31+ days late:	0 ( 0% )
Total payments billed:	45
Description
Need a Pickup Truck
Purpose of loan:
I need to sell my car and buy a used pickup truck. This loan will allow me to cover the difference between the worth of my car and a reliable used pickup truck.

My financial situation: I have a steady job with the State of California working for the Dept. of Fish and Game for the last three and a half years.
I am a good candidate for this loan because I have already paid off one Prosper loan and have only a small amount left on a second. All loan payments are on time. The payment of this loan will be less than my car payment by over $100. I will have no trouble paying for this loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 468843
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.60%

Starting lender yield:	27.00%	Starting borrower rate/APR:	28.00% / 31.56%	Starting monthly payment:	$310.23

Auction yield range:	16.71% - 27.00%	Estimated loss impact:	38.17%
Lender servicing fee:	1.00%	Estimated return:	-11.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Jul-2005	Debt/Income ratio:	50%
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	7	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 8	Length of status:	0y 5m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$11,273	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	62%
		Homeownership:	No
Screen name:	determined-p2p8	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit Card Pay Off Loan
Purpose of loan:
This loan will be used to pay off my credit cards to finally get out of debt.

My financial situation: is very well, I just can't deal with the very high interest rates on the credit cards.
I am a good candidate for this loan because I have a steady job that ensures I am able to make all my payments on time. I am in great credit standing, and just need to get these credit cards out of the way. I've never missed a payment on any of my bills, it just became overwhelming with interest charges. Please Help, thanks.

Monthly net income: $ 1620

Monthly expenses: $ 920
??Housing: $0
??Insurance: $255
??Car expenses: $356
??Utilities: $100
??Phone, cable, internet: $0
??Food, entertainment: $150
??Clothing, household expenses $0
??Credit cards and other loans: $Prosper Payment
??Other expenses: $55
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 478947
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$135.71

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Dec-1987	Debt/Income ratio:	8%
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	5	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	3y 5m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,649	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	6	Bankcard utilization:	92%
		Homeownership:	Yes
Screen name:	popcorn257	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for an auto purchase
Purpose of loan:
This loan will be used to? Purchace a vehicle from a friend. The vehicle has too many miles for a conventional bank to finance, but has a maintenance record i'm familiar with. My wife and I can no longer carpool for work as her hours are changing due to a promotion.

My financial situation:
I am a good candidate for this loan because? I make a good salary and am resposible. My wife also works and makes a decent salary.?I can afford the payment, this would just give us some breathing room.

Monthly net income: $ 5800.

Monthly expenses: $
??Housing: $?2632
??Insurance: $ 185.
??Car expenses: $
??Utilities: $ 300.
??Phone, cable, internet: $ 350.
??Food, entertainment: $ 400
??Clothing, household expenses $
??Credit cards and other loans: $ 250.
??Other expenses: $ 200.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 481487
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.80%

Starting lender yield:	23.31%	Starting borrower rate/APR:	24.31% / 27.79%	Starting monthly payment:	$196.98

Auction yield range:	10.71% - 23.31%	Estimated loss impact:	10.37%
Lender servicing fee:	1.00%	Estimated return:	12.94%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jun-2005	Debt/Income ratio:	Not calculated
Credit score:	680-699 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	0y 6m
Amount delinquent:	$0	Total credit lines:	8	Occupation:	Waiter/Waitress
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,825	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	68%
		Homeownership:	No
Screen name:	thrawn1020	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	7 ( 100% )	680-699 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	720-739 (Sep-2010) 700-719 (Aug-2009) 720-739 (Jun-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	7
Description
Finally be debt free after this
Purpose of loan:
This loan will be used to?Consolidate my Credit Cards into one place, and pay them down over time.

My financial situation:
I am a good candidate for this loan because?I am hardworking, looking for a second job to pay this down and begin saving. I am a former borrower and a current small-time lender here. The reason I have the debt is because I could not find a job after finishing school. Now I have a job and am cashflow positive. I like the automatic withdrawal that Prosper offers, and I just want to get rid of this debt. I am laser-focused on controlling my costs, and getting rid of debt. 100% of the proceeds of this loan will be used for debt consolidation. I am going to pay the cards straightaway.

Monthly net income: $ 2000

Monthly expenses: $1190
??Housing: $510
??Insurance: $60
??Car expenses: $50
??Utilities: $75
??Phone, cable, internet: $45
??Food, entertainment: $250
??Clothing, household expenses $
??Credit cards and other loans: $200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 481857
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%

Starting lender yield:	21.50%	Starting borrower rate/APR:	22.50% / 28.38%	Starting monthly payment:	$38.45

Auction yield range:	10.71% - 21.50%	Estimated loss impact:	11.32%
Lender servicing fee:	1.00%	Estimated return:	10.18%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	May-1994	Debt/Income ratio:	4%
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	5y 8m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$6,280	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	6	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	kayak63	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Want to pay off my Woodpellet Stove
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 481875
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 23.39%	Starting monthly payment:	$92.91

Auction yield range:	10.71% - 19.00%	Estimated loss impact:	11.25%
Lender servicing fee:	1.00%	Estimated return:	7.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jul-1990	Debt/Income ratio:	19%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	12y 4m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$1,593	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	8	Bankcard utilization:	63%
		Homeownership:	No
Screen name:	breathtaking-euro46	Borrower's state:	Delaware	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Replace furniture
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 481893
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%

Starting lender yield:	10.71%	Starting borrower rate/APR:	11.71% / 14.94%	Starting monthly payment:	$165.38

Auction yield range:	10.71% - 10.71%	Estimated loss impact:	11.02%
Lender servicing fee:	1.00%	Estimated return:	-0.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Oct-2003	Debt/Income ratio:	28%
Credit score:	680-699 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	5y 0m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,779	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	57%
		Homeownership:	No
Screen name:	diversification-hyperdrive1	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off my credit cards which are currently already cut up!

My financial situation:
I am a good candidate for this loan because I have never missed a payment for anything

Monthly net income: $ 1600

Monthly expenses: $ 727
??Housing: $ 0
??Insurance: $67
??Car expenses: $300
??Utilities: $ 60
??Phone, cable, internet: $ 100
??Food, entertainment: $ 0
??Clothing, household expenses $0
??Credit cards and other loans: $ 100
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 481937
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,888.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.25%

Starting lender yield:	19.55%	Starting borrower rate/APR:	20.55% / 22.79%	Starting monthly payment:	$145.58

Auction yield range:	3.71% - 19.55%	Estimated loss impact:	3.34%
Lender servicing fee:	1.00%	Estimated return:	16.21%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Sep-1987	Debt/Income ratio:	18%
Credit score:	760-779 (Oct-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 7	Length of status:	6y 6m
Amount delinquent:	$0	Total credit lines:	39	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$63,394	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	22%
		Homeownership:	Yes
Screen name:	goldkn22	Borrower's state:	Maryland	Borrower's group:	LendersClub
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	14 ( 93% )	760-779 (Latest)
Principal borrowed:	$13,000.00	< 31 days late:	1 ( 7% )	800-819 (Dec-2009) 760-779 (Aug-2008) 800-819 (Nov-2007)
Principal balance:	$0.02	31+ days late:	0 ( 0% )
Total payments billed:	15
Description
Lower my BOA loan
Purpose of loan:
This loan will be used to pay off other loan taken at a much higher rate at BOA. Currently it is a 7% loan but I would rather give the interest payments to other lenders as opposed to the greedy banks who take our tax dollars and charge us rates a lot higher than what they borrow. I make monthly payments of $500 to BOA and have done so for about a year.

My financial situation:
I have a stable job with a defense contractor and earn over $100k with overtime. I do own a home which is being rented out while I am on assignment for my job. My mortgage payments are paid for by my renters. I have lent to other prosper candidate but I am unable to do so anymore because of the state I live in. It has been blocked by prosper. here is a break down of my monthly bills
Mortgage: $1400 (paid by renter)
2nd Mortgage $400
Car: $450 (lease but lease end next year and will be turning this car back in)
Utilities: $250
Phone/TV/Internet: $200
Cell: $120
BOA Loan: $500

Thank you for your consideration Mike
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 481973
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	13.71% - 34.00%	Estimated loss impact:	15.77%
Lender servicing fee:	1.00%	Estimated return:	18.23%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Oct-2000	Debt/Income ratio:	33%
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	8y 5m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,903	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	81%
		Homeownership:	No
Screen name:	direct-p2ploan871	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off my cards
Purpose of loan:
This loan will be used to? To paid my credit cards

My financial situation:
I am a good candidate for this loan because? I have never been late on my car payments and credit cards. only in past when i decided to give some of my family members a credit cards and they was not responsible for their debts?and at that? time i had lost my job and i was stuck?
??Housing: $ 712
??Insurance: $ 1400
??Car expenses: $ 548
??Utilities: $ 99
??Phone, cable, internet: $ 129
??Food, entertainment: $ 200
??Clothing, household expenses $ 200
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 481979
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.60%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	May-1994	Debt/Income ratio:	28%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	13 / 8	Length of status:	16y 6m
Amount delinquent:	$3,430	Total credit lines:	49	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,096	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	59%
		Homeownership:	No
Screen name:	enthralling-camaraderi3	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
new roof
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 481983
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 33.61%	Starting monthly payment:	$84.90

Auction yield range:	16.71% - 29.00%	Estimated loss impact:	19.99%
Lender servicing fee:	1.00%	Estimated return:	9.01%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Mar-1988	Debt/Income ratio:	24%
Credit score:	700-719 (Oct-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 3	Length of status:	2y 7m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Teacher's Aide
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,008	Stated income:	$1-$24,999
Delinquencies in last 7y:	7	Bankcard utilization:	17%
		Homeownership:	No
Screen name:	sun2one	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	32 ( 78% )	700-719 (Latest)
Principal borrowed:	$2,400.00	< 31 days late:	4 ( 10% )	660-679 (Nov-2009) 640-659 (Sep-2009) 640-659 (Jul-2007)
Principal balance:	$1,103.40	31+ days late:	5 ( 12% )
Total payments billed:	41
Description
Paying off medical bills
Purpose of loan:
This loan will be used to? pay off medical bills and credit cards due to medical expenses.

My financial situation:
I am a good candidate for this loan because? I have a full time job and I have already paid off a loan with Prosper in the past. I also receive $975 a month for alimony.

Monthly net income: $ 2375

Monthly expenses: $ 1695
??Housing: $ 795????
??Insurance: $ 85 for car and renters insurance
??Car expenses: $ 288
??Utilities: $?90
??Phone, cable, internet: $ 87
??Food, entertainment: $ 50
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 100
??Other expenses: $ 1000 (medical bills)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 481985
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.50%

Starting lender yield:	9.95%	Starting borrower rate/APR:	10.95% / 13.07%	Starting monthly payment:	$163.58

Auction yield range:	3.71% - 9.95%	Estimated loss impact:	3.53%
Lender servicing fee:	1.00%	Estimated return:	6.42%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	May-1990	Debt/Income ratio:	4%
Credit score:	780-799 (Oct-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 10	Length of status:	1y 7m
Amount delinquent:	$0	Total credit lines:	69	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,674	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	17%
		Homeownership:	Yes
Screen name:	bill-thriller	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
home renovation
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 481989
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$336.52

Auction yield range:	13.71% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Mar-2001	Debt/Income ratio:	13%
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 11	Length of status:	2y 7m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$390	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	16	Bankcard utilization:	6%
		Homeownership:	No
Screen name:	exchanger383	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
For the Wedding she deserves.
Purpose of loan:
This loan will be used to cover the cost of my upcoming wedding. The money will be use to pay for the reception and for the pictures everything else was paid in cash by me so I need the extra cash, and at the same time I don?t want to use all the cash reserves unless I really need too .I believe I?m a great borrow because I have a low Dti ratio and I been making all my payments on time for the past couple years without any late payment. In the past I was very irresponsible about my credit I was not educated how credit worked .But now I learned from my mistakes and I realize that credit is one of the most important think in life and I been showing that my mistake was corrected

My financial situation:
I have a very stable job. I work in the medical field as a pharmacist tech for a company that has been in business more then 30 years. I work for a long term pharmacy we supply all the nursing home with medications 365/24 for approximate 8000 patient on a daily basis.I would like to also explain, my previous credit situation from the past. My delinquencies happen because of misunderstanding between me and my student loan creditor. I was suppose to be in forbearance period while I attended school, but I found out later while attending summer classes that by only taking 2 summer classes it was not consider full time and I was unaware of this until was to late. Bottom line is that I was responsible to check the agreement contract and I failed to do so I that time. I was a college student a bit na?ve and I didn?t realize how important was to maintain good credit. I realize I made a mistake and I quickly took action and solve the problem as soon as I was aware of the mistake. I learned from that mistake and I made a priority to make sure that won?t happen again, because I realize how important it is to keep a good credit history and I been showing that but making sure I make my monthly payments on time and being finically responsible. Please help fund my loan and if you guys have any question for me regarding my posting please feel free to ask. Thank you very much,

Monthly net income:3120 $

Monthly expenses: $
Housing: $ 0 (no mortgage fully owned)
Insurance: $ 70
Car expenses: $ 150
Utilities: $ 30/month
Phone, cable, internet: $ 30
Food, entertainment: $ 150
Clothing, household expenses $ 50
Credit cards and other loans: $15
Other expenses: $ 50
Student loans payment: $110/month
Missionary work sponsor: $50/month
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 481997
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Jun-1994	Debt/Income ratio:	21%
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 8	Length of status:	16y 2m
Amount delinquent:	$0	Total credit lines:	67	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$5,898	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	3	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	statuesque-funds8	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Completing my basement.
Purpose of loan:
This loan will be used to complete my basement.? I have already started on it, yet my funds are running low.? My mother is 72 years of age and I have moved her in with me.? I?want to provide her with a comfortable living arrangement and she is very excited about the results thus far.?The framing is complete, the heating and air is complete, and the plumbing is complete. I need to buy sheetrock, paint, flooring, cabinets, and pay the?contractor when he is done with the basement.

My financial situation:
I am a good candidate for this loan because I just received a promotion to Assistant Principal which came with a raise.? After paying all of my bills (including my mortgage and my savings) I still have about $1,500.00 to spend.?

Monthly net income: $ 5400

Monthly expenses: $
??Housing: $ 1300
??Insurance: $?100??
? Car expenses: $400
??Utilities: $ 500
??Phone, cable, internet: $200?
??Food, entertainment: $ 200
??Clothing, household expenses $300
??Credit cards and other loans: $?200
??Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482003
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Jan-1993	Debt/Income ratio:	45%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	19 / 17	Length of status:	8y 3m
Amount delinquent:	$0	Total credit lines:	34	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$27,717	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	95%
		Homeownership:	No
Screen name:	vigorous-duty43	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?consolidate my debt

My financial situation:
I am a good candidate for this loan because?I pay my bills on time.?

Monthly net income: $ 2600.00

Monthly expenses: $
??Housing: $ 710.00
??Insurance: $101.59?
??Car expenses: $343.88
??Utilities: $100.00?
??Phone, cable, internet: $ 159.00
??Food, entertainment: $100.00
??Clothing, household expenses $100.00
??Credit cards and other loans: $ 800.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482009
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$113.09

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	May-2009	Debt/Income ratio:	Not calculated
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	1y 7m
Amount delinquent:	$0	Total credit lines:	3	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$486	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	58%
		Homeownership:	No
Screen name:	deal-cargo2	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off cards and phone bill
Purpose of loan:
This loan will be used to help me catch up on the loans I fell behind from taking time off of work.

My financial situation:
I am a good candidate for this loan because I had?mulitple biopses and was out for about 4 months. I fell behind on my phone bill nd other bills?because I didn't think that it would be that long before I could begin working again, and so I was not prepared.

Monthly net income: $ 4200

Monthly expenses: $
??Housing: $?2200
??Insurance: $ 50
??Car expenses: $?0
??Utilities: $ 80
??Phone, cable, internet: $ 0
??Food, entertainment: $ 0
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 80
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482021
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.80%

Starting lender yield:	11.50%	Starting borrower rate/APR:	12.50% / 15.74%	Starting monthly payment:	$250.90

Auction yield range:	10.71% - 11.50%	Estimated loss impact:	10.04%
Lender servicing fee:	1.00%	Estimated return:	1.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Mar-1983	Debt/Income ratio:	29%
Credit score:	780-799 (Oct-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	20 / 18	Length of status:	13y 8m
Amount delinquent:	$0	Total credit lines:	56	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$25,143	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	37%
		Homeownership:	Yes
Screen name:	meteoric-dough	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	10 ( 100% )	780-799 (Latest)
Principal borrowed:	$6,000.00	< 31 days late:	0 ( 0% )	800-819 (Jun-2010) 800-819 (Dec-2009)
Principal balance:	$4,499.15	31+ days late:	0 ( 0% )
Total payments billed:	10
Description
consolidation
This loan would be used to consolidate a couple of high interest credit cards.
Direct debit?would be set up through our checking account to insure timely payments.? The lower interest rate will add to the ease of making the monthly payments as I am now paying more per month and have no issues doing that.? Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482025
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 21.35%	Starting monthly payment:	$253.07

Auction yield range:	16.71% - 17.00%	Estimated loss impact:	19.24%
Lender servicing fee:	1.00%	Estimated return:	-2.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Oct-1993	Debt/Income ratio:	33%
Credit score:	700-719 (Oct-2010)	Inquiries last 6m:	2	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	16 / 15	Length of status:	16y 4m
Amount delinquent:	$0	Total credit lines:	28	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$11,275
Delinquencies in last 7y:	4	Bankcard utilization:	53%
		Homeownership:	Yes
Screen name:	treasure-ruler0	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
new kitchen & bathroom
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482031
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%

Starting lender yield:	16.71%	Starting borrower rate/APR:	17.71% / 21.06%	Starting monthly payment:	$270.05

Auction yield range:	16.71% - 16.71%	Estimated loss impact:	24.92%
Lender servicing fee:	1.00%	Estimated return:	-8.21%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Nov-1993	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	5	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	8 / 6	Length of status:	21y 3m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,353	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	65%
		Homeownership:	No
Screen name:	progressive-listing5	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Inventory for the holiday season
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482033
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.55%

Starting lender yield:	7.00%	Starting borrower rate/APR:	8.00% / 8.34%	Starting monthly payment:	$313.36

Auction yield range:	2.71% - 7.00%	Estimated loss impact:	1.55%
Lender servicing fee:	1.00%	Estimated return:	5.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Nov-1980	Debt/Income ratio:	3%
Credit score:	820-839 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	1 / 1	Length of status:	5y 6m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	stageworks	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a new-used car
Purpose of loan:
We are in desperate need to?replace an aging car. Our 21 year old college-age daughter drives a 1996 Volvo 850. We bought it 5 years ago for $3000. We are now faced with needing to put $1800 to keep this vehicle running. This is on top of putting $1800 into the vehicle 2 months ago. At this point, I want to cut my losses short and instead, buy a new used car

My financial situation:
I am?employeed as an IT contractor to the?Federal Government, I am currently finishing up my MBA with a concentration in?Information Management (I have 3 more classes). Purpose for my continued education is to keep me relevant and?hone my skills to continue prospering. I?live in the Washington DC area which?has alway been relatively resilliant to resessions compared with the rest of the country due to the Federal Government opportunities for both public and private sector
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482039
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 21.35%	Starting monthly payment:	$253.07

Auction yield range:	16.71% - 17.00%	Estimated loss impact:	24.94%
Lender servicing fee:	1.00%	Estimated return:	-7.94%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Sep-2000	Debt/Income ratio:	Not calculated
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	1y 3m
Amount delinquent:	$0	Total credit lines:	5	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,431	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	71%
		Homeownership:	No
Screen name:	trade-banjo	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying House w/ 743 credit score
Purpose of loan:
This loan will be used to? Purchase a House

My financial situation:
I am a good candidate for this loan because? Credit score is 743

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482051
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.95%

Starting lender yield:	13.90%	Starting borrower rate/APR:	14.90% / 17.07%	Starting monthly payment:	$173.08

Auction yield range:	5.71% - 13.90%	Estimated loss impact:	6.18%
Lender servicing fee:	1.00%	Estimated return:	7.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Nov-1994	Debt/Income ratio:	6%
Credit score:	740-759 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 10	Length of status:	2y 2m
Amount delinquent:	$0	Total credit lines:	34	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$1,233	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	5	Bankcard utilization:	11%
		Homeownership:	No
Screen name:	topper5	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need help with MS Cert loan
Purpose of loan:
I need this loan to pay for updated Microsoft certification boot camp. I am in need to certifications to remain gainfully employed in my position within the IT field as a server administrator.? I will use this loan to fund a certification boot camp that will allow me to be certified with the latest Microsoft certifications in 10 days.

My financial situation:
I am a good candidate for this loan because I have zero late payments on my current and former credit cards including car loans that are paid in full. I do have a bankruptcy but have not been late on any payments since and have paid loans and card balances in full including car loans.

Monthly net income: $
3000.00

Monthly expenses: $
??Housing: $ 200.00
??Insurance: $ 200.00
??Car expenses: $ 40.00
??Utilities: $ 0.00
??Phone, cable, internet: $ 89.99
??Food, entertainment: $ 100.00
??Clothing, household expenses $
??Credit cards and other loans: $ 200.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482053
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	23.00%	Starting borrower rate/APR:	24.00% / 27.48%	Starting monthly payment:	$294.25

Auction yield range:	16.71% - 23.00%	Estimated loss impact:	19.62%
Lender servicing fee:	1.00%	Estimated return:	3.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jul-1994	Debt/Income ratio:	26%
Credit score:	680-699 (Oct-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	21 / 21	Length of status:	1y 4m
Amount delinquent:	$0	Total credit lines:	35	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$204,321	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	90%
		Homeownership:	Yes
Screen name:	UWBadger	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to consolidate and pay down credit card debt.

My financial situation:
I am a good candidate for this loan because I have a good job with steady earnings.? Note that the majority of the revolving credit balance listed above is really lines of credit on a few rental properties I own.

Monthly net income: $5,010 (salary only, does not include bonuses or rental income)

Monthly expenses: $4,300
??Housing: $700
??Insurance: $200
??Car expenses: $700
??Utilities: $200
??Phone, cable, internet: $150
??Food, entertainment: $500
??Clothing, household expenses $100
??Credit cards and other loans: $950
??Other expenses: $800
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482055
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$180.94

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jan-1991	Debt/Income ratio:	20%
Credit score:	700-719 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 6	Length of status:	8y 9m
Amount delinquent:	$0	Total credit lines:	42	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$18,404	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	103%
		Homeownership:	Yes
Screen name:	interest-trader	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Improvements
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482057
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.60%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 41.35%	Starting monthly payment:	$45.24

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Sep-1993	Debt/Income ratio:	48%
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	25 / 19	Length of status:	6y 4m
Amount delinquent:	$0	Total credit lines:	65	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$15,963	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	81%
		Homeownership:	Yes
Screen name:	yield-hootenanny	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need new brakes and rotors
Purpose of loan:
This loan will be used to pay for new brakes and rotors for my car.

My financial situation:
I am a good candidate for this loan because I have had a steady job with the same company for over six years, and I have never been delinquent with any loan or credit card.? I do not have the up front cash to pay for my brakes because I used much of my discretionary income over the past three years on medical expenses from the birth of my two children.

Monthly net income: $ 4,160

Monthly expenses: $ 3,583
??Housing: $ 1,183
??Insurance: $ 144
??Car expenses: $ 916
??Utilities: $ 150
??Phone, cable, internet: $ 90
??Food, entertainment: $ 250
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 800
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482061
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.80%

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.26%	Starting monthly payment:	$301.18

Auction yield range:	10.71% - 24.75%	Estimated loss impact:	10.41%
Lender servicing fee:	1.00%	Estimated return:	14.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Oct-1973	Debt/Income ratio:	31%
Credit score:	760-779 (Oct-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	2y 2m
Amount delinquent:	$0	Total credit lines:	33	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$22,240	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	46%
		Homeownership:	Yes
Screen name:	brightest-visionary-openness	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	7 ( 100% )	760-779 (Latest)
Principal borrowed:	$2,000.00	< 31 days late:	0 ( 0% )	780-799 (Mar-2010)
Principal balance:	$1,644.02	31+ days late:	0 ( 0% )
Total payments billed:	7
Description
Consolidate debt
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because I am a responsible borrower and I always pay my bills.? I am a teacher and a retired military officer.? I receive income from my teaching positiion and my military pension.? My wife has started a new career in Real Estate.? Though business has been very slow (as everyone knows!) she is currently working with several homebuyer clients and will begin to generate income in the coming weeks and months.?

My net income: $? 4600.00

Monthly expenses: $
??Housing: $ 915.00
??Insurance: $ 215.00
??Car expenses: $ 395.00
??Utilities: $ 150.00
??Phone, cable, internet: $ 200.00
??Food, entertainment: $ 450.00
??Clothing, household expenses $ 175.00
??Credit cards and other loans: $ 1050.00
??Other expenses: $ 550.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482063
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.60%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$316.65

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Mar-1997	Debt/Income ratio:	58%
Credit score:	680-699 (Oct-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	20 / 17	Length of status:	15y 1m
Amount delinquent:	$510	Total credit lines:	54	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$34,181	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	87%
		Homeownership:	Yes
Screen name:	Rame	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off medical bills
Purpose of loan:
This loan will be used to pay off medical bills.
Our?financial situation:
We would be good candidates for this loan because since 1997 my wife and I have paid off 36 creditor accounts totally $91, 588.00.? The one delinquent account for $510.00 has been paid. We are in the process of having it removed from our credit report. This was a slight oversight and since then we have established an automatic deduction payment plan with the creditor to avoid any further problems.? We also plan to establish an account designed to automatically deduct payment for this loan.???

The loan will be used to cover medical expenses we have accumulated as a result of an ailment, which debilitated my wife several years ago.??? Insurance did cover a portion of our medical expenses.? However; since then we have exhausted available resources, credit card accounts, refinanced accounts and loans that were used to cover medical and other expenses.? My wife has returned to work and we are trying to get back on the right track. We have tried several options, which have led to a number of inquiries on our credit report. ?We still remain positive and feel that Prosper may be the solution to our situation.?????????????

Monthly Income: $ 8000.00 (Joint Net Income)
Monthly expenses: $?7618.00????
??Housing: $3200.00?
? Insurance: $?367.00
??Car expenses: $?1919.00
??Utilities: $?422.00????????
??Phone, cable, internet: $ 349.00?
??Food, entertainment: $?300.00
??Clothing, household expenses $?200.00
??Credit cards and other loans: $?861.00
??Other expenses: $

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482065
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,600.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.80%

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.26%	Starting monthly payment:	$104.41

Auction yield range:	10.71% - 24.75%	Estimated loss impact:	10.41%
Lender servicing fee:	1.00%	Estimated return:	14.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Feb-1987	Debt/Income ratio:	8%
Credit score:	680-699 (Oct-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	10 / 8	Length of status:	23y 6m
Amount delinquent:	$785	Total credit lines:	46	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$24,616	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	66%
		Homeownership:	No
Screen name:	invincible-greenback	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	9 ( 100% )	680-699 (Latest)
Principal borrowed:	$2,000.00	< 31 days late:	0 ( 0% )	660-679 (Jan-2010)
Principal balance:	$1,634.62	31+ days late:	0 ( 0% )
Total payments billed:	9
Description
Ramping up!
Purpose of loan:
My wife and I just launched a fashion boutique in a great location in NJ.? The build out is complete but we need a?small amount of additional capital to?top off the inventory for?our Thanksgiving opening.?We are really excited about the launch!

My financial situation:
I have a tight but manageable financial situation.? Even through tough times my credit score and payment history have remained good.? The one account issue on my report stemmed from an account dispute and has been resolved but unfortunately I cannot wait until the next reporting cycle.? My oldest son graduates from college this year which frees up income for other purposes.

Monthly net income: $ 8000

Monthly expenses: $
??Housing: $ 2000
??Insurance: $ 400
??Car expenses: $ 300
??Utilities: $ 280
??Phone, cable, internet: $?300
??Food, entertainment: $ 800
??Clothing, household expenses $ 350
??Credit cards and other loans: $ 400
??Other expenses: $ 1500 - College
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482067
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.60%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 24.41%	Starting monthly payment:	$131.86

Auction yield range:	16.71% - 20.00%	Estimated loss impact:	37.73%
Lender servicing fee:	1.00%	Estimated return:	-17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Jan-1996	Debt/Income ratio:	40%
Credit score:	680-699 (Oct-2010)	Inquiries last 6m:	5	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	12 / 11	Length of status:	5y 1m
Amount delinquent:	$0	Total credit lines:	66	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$4,205	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	27	Bankcard utilization:	84%
		Homeownership:	Yes
Screen name:	piledriver6	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Starting a home based business
Purpose of loan:
This loan will be used to buy a website that will be accessible via Yahoo, Google, and Bing.? The website will automatically update new products and will allow clients to pay via credit card or PayPal.

My financial situation:
I am a good candidate for this loan because I pay my bills early or on time.

Monthly net income: $ 3053.44

Monthly expenses: $
??Housing: $ 1060.00
??Insurance: $ 58.00
??Car expenses: $ 260.00
??Utilities: $ 130.00
??Phone, cable, internet: $ 110.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $ 750.00
??Other expenses: $ 80.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482071
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$205.47

Auction yield range:	10.71% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jun-2001	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	740-759 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Self-employed
Now delinquent:	1	Current / open credit lines:	2 / 2	Length of status:	2y 2m
Amount delinquent:	$185	Total credit lines:	15	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$262	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	10%
		Homeownership:	No
Screen name:	contract-beast5	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate Bill Payments
Purpose of loan:
This loan will be used to pay down credit card debt.

My financial situation:
I am a good candidate for this loan because I am employed and I have a Franklin Templeton account in the amount of 38,000 dollars.

Monthly net income: $ 3,000

Monthly expenses: $
??Housing: $ 800
??Insurance: $ 100
??Car expenses: $ 20
??Utilities: $ 150
??Phone, cable, internet: $ 100
??Food, entertainment: $ 400
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 50
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482077
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.60%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 41.35%	Starting monthly payment:	$45.24

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Jan-2000	Debt/Income ratio:	35%
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	5	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	16 / 12	Length of status:	11y 3m
Amount delinquent:	$0	Total credit lines:	52	Stated income:	$50,000-$74,999
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,508
Delinquencies in last 7y:	0	Bankcard utilization:	107%
		Homeownership:	Yes
Screen name:	sweat56	Borrower's state:	NorthCarolina	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off cash call
Purpose of loan:
This loan will be used to? pay off cashcall paying?
148percent interest to cash call monthly payment to cash call 289.00 for 42 months
My financial situation:
I am a good candidate for this loan because? disable veteran @100%
income for life? an socialsecuitly.total income from va and social security net income 4,500 monthly save me from cash call .credit report shows total credit lines 51 is wrong ,about 18

Monthly net income: $

Monthly expenses: $
??Housing: $ 895
??Insurance: $ 300
??Car expenses: $ 150
??Utilities: $ 200
??Phone, cable, internet: $ 115
??Food, entertainment: $ 200
??Clothing, household expenses $ 60
??Credit cards and other loans: $ 1000
??Other expenses: $ 150
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482083
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 23.39%	Starting monthly payment:	$92.91

Auction yield range:	16.71% - 19.00%	Estimated loss impact:	19.36%
Lender servicing fee:	1.00%	Estimated return:	-0.36%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Oct-1971	Debt/Income ratio:	29%
Credit score:	740-759 (Oct-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 10	Length of status:	15y 2m
Amount delinquent:	$0	Total credit lines:	49	Occupation:	Architect
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$95,424	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	85%
		Homeownership:	Yes
Screen name:	blue-community-course	Borrower's state:	Hawaii	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a used car for my last son
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482107
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 22.37%	Starting monthly payment:	$256.59

Auction yield range:	13.71% - 18.00%	Estimated loss impact:	14.99%
Lender servicing fee:	1.00%	Estimated return:	3.01%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Mar-1985	Debt/Income ratio:	19%
Credit score:	680-699 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	4y 5m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,890	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	92%
		Homeownership:	Yes
Screen name:	moola-wrangler	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Awesome
Purpose of loan:
This loan will be used to pay off my Bank of America high Interest Credit Card and do some minor home improvements.

My financial situation:
I am a good candidate for this loan because I pay on time.?I have had No Lates in the past Eight Years.

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482125
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$180.94

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	May-1997	Debt/Income ratio:	43%
Credit score:	700-719 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	8 / 6	Length of status:	0y 2m
Amount delinquent:	$3,700	Total credit lines:	15	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,369	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	76%
		Homeownership:	No
Screen name:	alterlatina	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
700+ credit score -please help!
Ok, so I'm trying this again. Originally, I had applied for a $7500 loan in hopes of lowering the interest rate on one of my CCs to facilitate getting out of debt faster (I have been paying down all my debt for the past year). However, due to having the 1 delinquency on my report -which has been in dispute for years- it has made me a high risk borrower per Prosper's grading system. So, I withdrew my listing and instead am asking for the $4K to pay off this delinquent account (which I didn't want to have to pay since it's NOT MY BILL) but, I guess I will HAVE to in order to continue improving my credit. My credit has improved over 100 points since this time last year!

ABOUT ME:
I am 31 yrs old, mother of a 10 year old boy in 6th grade. I began as a lender on prosper in 2006 and now want to utilize it to get myself back on my feet credit wise. I moved to Orlando 3 years ago and I am a leasing agent plus I still work as a promo model for extra money, I also have a small ebay biz I?d like to build up once this bill is taken care of.

EXPLANATION OF CREDIT GRADE:
There is an account for $3700 that shows as delinquent on my credit report. This is actually a bill I have been disputing (for over 3 yrs) with the phone company, Verizon. They were charging me over $3.00 a minute for long distance calls that should?ve only been $0.12 a minute, so far they have refused to come to an agreement or otherwise settle with me so the account is currently under investigation so I will have to pay it to fix my credit -I?ve brought it up to 700+ from 553 last yr).

WHAT I WILL DO WITH THE MONEY LOANED TO ME:
This money will be used to pay off the Verizon account, I guess I will be stuck paying it since I won't be able to get a loan or credit if I don't take care of it.

MONTHLY FINANCIAL DETAILS:
I took a FT job as a leasing agent + I work per diem as a promo model. I also do other misc. gigs such as bartending for events etc as well as a small ebay biz for extra cash monthly and average an extra $150-$500 monthly. However I will not include this in my calculations below. Monthly income: $2,100

Personal Monthly expenses:

Mortgage/Rent: FREE
Cell Phone: $ 100
Utilities: $200
Food: $300
Car: $400
Insurance: $140
Credit Cards: $275
Student Loan: $50
Misc: $150
Savings: $200

Total Monthly Expenses: $1815
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482131
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.95%

Starting lender yield:	13.90%	Starting borrower rate/APR:	14.90% / 17.07%	Starting monthly payment:	$346.16

Auction yield range:	5.71% - 13.90%	Estimated loss impact:	6.18%
Lender servicing fee:	1.00%	Estimated return:	7.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Dec-1986	Debt/Income ratio:	13%
Credit score:	720-739 (Oct-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	1 / 1	Length of status:	4y 0m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$131	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	31	Bankcard utilization:	24%
		Homeownership:	No
Screen name:	rate-orb4	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off car loans and credit car
Purpose of loan:
This loan will be used to? pay off? Legacy Credit union a $2500 car loan for my 2004 Kia and Metro Loan company $3500 for my daughter's car.? She is a junior?in at UAB, a Biology major.

My financial situation:
I am a good candidate for this loan because?? I have gone through classes on managing my money and I have lowered my overhead by moving to a much less expensive place and I know that I can afford to pay one payment on a certain day of the month rather than two different ones.? Combined I am paying out more that what one consolidated loan will be.? We both desperately need trasportation to and from work and school because of our schedules.

Monthly net income: $ 2000

Monthly expenses: $
??Housing: $?300
??Insurance: $?250
??Car expenses: $ 495
??Utilities: $ 300
??Phone, cable, internet: $?150
??Food, entertainment: $ 100
??Clothing, household expenses?100?
??Credit cards and other loans: $ 30
??Other expenses: $ 125
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482137
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.60%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 41.35%	Starting monthly payment:	$45.24

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Jul-1994	Debt/Income ratio:	36%
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	4	Current / open credit lines:	9 / 8	Length of status:	17y 0m
Amount delinquent:	$9,860	Total credit lines:	35	Occupation:	Military Officer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$21,867	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	12	Bankcard utilization:	102%
		Homeownership:	Yes
Screen name:	top-openness-lyrics	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Military family medical travel
Purpose of loan:
This loan will be used to fund travel of spouse travel to terminally ill family member

My financial situation:
I am a good candidate for this loan because I am a honest man that will repay

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482149
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	4.95%

Starting lender yield:	12.40%	Starting borrower rate/APR:	13.40% / 15.55%	Starting monthly payment:	$135.55

Auction yield range:	5.71% - 12.40%	Estimated loss impact:	5.16%
Lender servicing fee:	1.00%	Estimated return:	7.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	May-1980	Debt/Income ratio:	Not calculated
Credit score:	780-799 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	30y 9m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$966	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	17%
		Homeownership:	No
Screen name:	JUGGLER214	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	28 ( 100% )	780-799 (Latest)
Principal borrowed:	$5,100.00	< 31 days late:	0 ( 0% )	720-739 (Nov-2007) 780-799 (Mar-2007)
Principal balance:	$0.04	31+ days late:	0 ( 0% )
Total payments billed:	28
Description
BUYING A CAR FROM A TRUSTED FRIEND
Purpose of loan:
My friend is moving to Hawaii in February. Her car is a 2007 Ion in excellent condition 57,000 miles. I will need a new car soon and this is a great deal. She is selling me the car for Kelly Blue Book price which is $7000. I will sell my 2001 Hyundai for with 130,000 miles for $2000. I just don't want to take my money out of the stock market right now. I do taxes for a living so I can pay everyone back in the Spring. I also have $1700 owed to me on prosper.

I have $3000 in the bank and $32,000 in the stock market.:

$3000: $

$1500: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482155
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	60 months	Estimated loss:	5.95%

Starting lender yield:	16.90%	Starting borrower rate/APR:	18.90% / 20.34%	Starting monthly payment:	$388.28

Auction yield range:	6.23% - 16.90%	Estimated loss impact:	6.24%
Lender servicing fee:	1.00%	Estimated return:	10.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Nov-1995	Debt/Income ratio:	9%
Credit score:	780-799 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 12	Length of status:	0y 9m
Amount delinquent:	$0	Total credit lines:	43	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$25,927	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	67%
		Homeownership:	Yes
Screen name:	dedication-mushroom	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Startup Security Guard Company
Purpose of loan:
This loan will be used for the initial cost in the startup of a security guard company.? This entails licensing, insurance, bonding, certifications,?IT infrastructure,?advertisment, and uniform customization.? ?

My financial situation:
I am a good candidate for this loan because I not only want to startup up a security?company, I want to continue to live out the passion I have to serve and protect.? Having served?24 years in the?United States military. I now would like to continue my service by guarding and protecting the assets of my customers.? My passion for security began 22 years when?I was a security guard in the?Marine Corps guard U.S assets and personnel in Embassies and Counsulates all over the world.? Since then,?my interest and skill in security?have grown.? I?have a deep background in personnel security,?physical security, and information security.? I have a?Bachelors degree in Business Management and a Masters degree in Information Systems?Management.? I have also surrounded myself with a?top notch professionals?with over?45 years of security guard experience, most notably one?who once lead the?detail that?protected the former Secretary of Defense William Cohen.??

I am a very frugal and careful manager of money.? These funds will only be used for getting the necessary requirements for beginning work.? The facility lease and salaries will only come once an adequate contract is acquired

Monthly net income: $ 130,000 (120,000 Booz Allen Hamilton; 10,000 U.S. Navy Reserves)

Monthly expenses: $ 6790
??Housing: $? 3000
??Insurance: $ 450
??Car expenses: $ 100?
??Utilities: $?750
??Phone, cable, internet: $ 240
??Food, entertainment: $?800
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 750
??Other expenses: $ 500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482167
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$308.20

Auction yield range:	10.71% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Dec-2001	Debt/Income ratio:	7%
Credit score:	720-739 (Oct-2010)	Inquiries last 6m:	7	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 11	Length of status:	9y 1m
Amount delinquent:	$0	Total credit lines:	15	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,076	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	10%
		Homeownership:	No
Screen name:	heartpounding-dime6	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
zhang loan
Purpose of loan:
This loan will be used to reduce debt.

My financial situation:
I am a good candidate for this loan because I have been on my job for long time and pay my bills on time.

Monthly net income: $ 13667.00

Monthly expenses: $
??Housing: $ 1975.00
??Insurance: $150.00 ?
??Car expenses: $333.00
??Utilities: $200.00
??Phone, cable, internet: $200.00
??Food, entertainment: $1200.00
??Clothing, household expenses $300.00?
??Credit cards and other loans: $800.00
??Other expenses 401K: $ 800.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482173
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%

Starting lender yield:	14.05%	Starting borrower rate/APR:	15.05% / 18.34%	Starting monthly payment:	$208.14

Auction yield range:	13.71% - 14.05%	Estimated loss impact:	14.80%
Lender servicing fee:	1.00%	Estimated return:	-0.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jan-2001	Debt/Income ratio:	11%
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	9 / 5	Length of status:	3y 4m
Amount delinquent:	$88	Total credit lines:	23	Occupation:	Tradesman - Electri...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,035	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Bankcard utilization:	51%
		Homeownership:	Yes
Screen name:	wealth-motivator	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 100% )	660-679 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	620-639 (Aug-2008)
Principal balance:	$1,789.43	31+ days late:	0 ( 0% )
Total payments billed:	25
Description
my truck needs a new engine
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482179
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.60%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$113.09

Auction yield range:	16.71% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Apr-1995	Debt/Income ratio:	20%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	5	Current / open credit lines:	23 / 21	Length of status:	5y 1m
Amount delinquent:	$433	Total credit lines:	35	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 2	Revolving credit balance:	$5,657	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	8	Bankcard utilization:	98%
		Homeownership:	No
Screen name:	first-class-payment2	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Bill consolidation
Purpose of loan:
This loan will be used to pay off debt.

My financial situation:
I am a good candidate for this loan because I have been working on my job for five years and I pay my bills. I have had some hardship with the economy and I just need some help.

Monthly net income: $ 4000.00

Monthly expenses: $
??Housing: $ 806.00
??Insurance: $ 300.00
??Car expenses: $ 0
??Utilities: $ 300.00
??Phone, cable, internet: $ 166.00
??Food, entertainment: $?150.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 200.00
Other expenses: $ 200.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 482191
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.80%

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.26%	Starting monthly payment:	$301.18

Auction yield range:	10.71% - 24.75%	Estimated loss impact:	10.41%
Lender servicing fee:	1.00%	Estimated return:	14.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jul-1990	Debt/Income ratio:	24%
Credit score:	700-719 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 7	Length of status:	15y 4m
Amount delinquent:	$0	Total credit lines:	34	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,503	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	66%
		Homeownership:	Yes
Screen name:	engaging-currency	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	700-719 (Latest)
Principal borrowed:	$1,500.00	< 31 days late:	0 ( 0% )	700-719 (Jul-2009)
Principal balance:	$1,024.81	31+ days late:	0 ( 0% )
Total payments billed:	14
Description
Second try on debt consolidation
Purpose of loan:
This loan will be used to pay off my Discover bill and my Chase card.? Making only the minimum payments on my Discover bill, it will take about 13 years to pay it off.? I can consolidate with this loan and have it done in 3 years.? Even though my rating is low, you are making a very safe investment with me.? Help me to work my way towards freedom from debt.? I just listed a loan last week and it only got 60% funding, so I am trying again.? Thanks for your help.
My financial situation:.
I am a good candidate for this loan because I have a very stable work history and current work situation.? I have not had a late payment on my first prosper loan and I also will have my 812 per month car paid off next December which will allow me to pay this loan off early.? The payment I will be making to prosper is equal to the payments I would have been making to prosper and Discover, I will just have Discover paid off sooner than 13 years.?

Monthly net income: $ Both spouses bring home approximately 6500/month

Monthly expenses: $
??Housing: $ 1250
??Insurance: $ 150
??Car expenses: $ 1000
??Utilities: $ 300
??Phone, cable, internet: $ 150
??Food, entertainment: $ 250
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 550
??Other expenses: $ 250
Information in the Description is not verified.